UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 06, 2017

12 RETECH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-201319	38-3954047
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

Unit B, 22/F, Times Tower
391-407 Jaffe Road
Wan Chai, Hong Kong
Tel: 852-6072-0269
(Address of principal executive offices, including Zip Code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

(See Item 8.01 below incorporated herein by reference)

Item 8.01 Other Events

On November 06, 2017 the Company released its November 2017 Investor Presentation to be used to familiarize shareholders, prospective shareholders, vendors, customers and other interested parties in the Company and its prospects. The information contained in the Company Profile is information that has been previously disclosed by the Company in its public filings and press releases. Interested Parties are cautioned and encouraged to utilize this Company Profile as a starting point to familiarize them with the general prospects of the Company but before making any decision or investment they are encouraged to read the Company’s filings and Press Releases. For more information about the company or to view the videos, go to www.12retech.com.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No. Description

(11) Company InformationNovember 2017 Investor Presentation Issued by Registrant on November 06, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 06, 2017

12 Retech Corporation

/s/ Angelo Ponzetta

By: Angelo Ponzetta

Its: Chief Executive Officer